As filed with the Securities and Exchange Commission
                                    on July 11, 1997
                                    File No. 0-18184


                                        FORM S-8/A
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933


                                      UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549


                               SK TECHNOLOGIES CORPORATION
                 (Exact name of Registrant as specified in its charter)

     DELAWARE                                                   52-1507455
(State or other                                              (I.R.S. Employer
jurisdiction of                                              Identification
incorporation or                                             Number)
organization)

                              500 Fairway Drive, Suite 104
                               Deerfield Beach, FL 33441
              (Address of Principal Executive Offices, including Zip Code)



                               SK TECHNOLOGIES CORPORATION
                       AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                                 (Full Title of the Plan)


                             CALVIN S. SHOEMAKER, PRESIDENT
                              500 Fairway Drive, Suite 104
                                Deerfield Beach, FL 33441
                         (Name and Address of Agent for Service)


                                     (954) 418-0101

              (Telephone Number, including Area Code of Agent for Service)

                                        Copy to:
                                 Roxanne K. Beilly, Esq.
                          Atlas, Pearlman, Trop & Borkson, P.A.
                         200 East Las Olas Boulevard, Suite 1900
                             Fort Lauderdale, Florida 33301
                                     (954) 763-1200
SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-
8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on this 1st day of July, 1997.
                           SK TECHNOLOGIES CORPORATION


                           By:    /s/ Calvin S. Shoemaker

                              Calvin S. Shoemaker, President


       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                        Title                            Date


/s/ Calvin S. Shoemaker           President/Chief
Calvin S. Shoemaker               Executive Officer/              July 11, 1997
                                  Director


/s/ Melvin T. Goldberger          Treasurer/Principal
Melvin T. Goldberger              Accounting Officer/             July 11, 1997
                                  Director


/s/ C. Shelton James
C. Shelton James                  Director                        July 11, 1997